Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of Manuka, Inc., or the Company, on Form 10-Q for the period ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, David Dana, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2023	By:	/s/ David Dana
David Dana
Chief Financial Officer
(Principal Financial Officer)